Exhibit 99.1

Black Mountain Acquisition Corp. Announces Stockholder Approval of Extension of Deadline to Complete Initial Business Combination

FORT WORTH, TX, November 17, 2023 – Black Mountain Acquisition Corp. (the “Company”) (NYSE: BMAC, BMAC.U, BMAC WS) announced today that its stockholders approved an extension of the date by which it has to consummate its initial business combination (the “Deadline Date”), allowing the Company’s board of directors (the “Board”), without another stockholder vote, to extend such date up to six times for an additional one month each time (each, an “Extension Period”), or up to May 18, 2024, without depositing any additional funds into the Company’s trust account for its public stockholders.

The Board has elected to extend the Deadline Date by one month from November 18, 2023 to December 18, 2023, as permitted under the Company’s third amended and restated certificate of incorporation.

About Black Mountain Acquisition Corp.

Black Mountain Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, may identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s most recently filed Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, any subsequently filed Current Reports on Form 8-K and in other reports we file with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.